                                                                     EXHIBIT 5.3




                                November 6, 2002



Intrawest Corporation
Suite 800
200 Burrard Street
Vancouver, BC
V6C 3LS

         Re:      Registration Statement on Form F-10 relating to
                  $397,000,000 10.50% Senior Notes due February 1, 2010

Ladies and Gentlemen:

         We have acted as United States counsel to Intrawest Corporation (the "Company") in connection with the above-referenced registration statement (the "Registration Statement") filed with the Securities and Exchange Commission, as amended, for the registration of the Company's Senior Notes.

         In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                      Very truly yours,

                                      PRESTON GATES & ELLIS LLP


                                      By /s/  Christopher Cunningham
                                        ------------------------------
                                         Christopher H. Cunningham